CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” and to the use of our report dated October 11, 2005 for Dreyfus Municipal Bond Fund and Dreyfus Premier High Income Fund, which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-56878 and 811-56878) of Dreyfus Bond Funds, Inc.

/s/ ERNST & YOUNG ERNST & YOUNG LLP
New York, New York December 22, 2005